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                                                                   EXHIBIT 10.34


                          KENT ELECTRONICS CORPORATION
                              AMENDED AND RESTATED
                             1998 STOCK OPTION PLAN

                                   ARTICLE I

                                      Plan

     1.1 PURPOSE. The Kent Electronics Corporation Amended and Restated 1998 Stock Option Plan is intended to provide a means whereby the Employees and Non-Employee Directors of Kent Electronics Corporation, a Texas corporation, and its Affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant Options to certain Employees and Non-Employee Directors in the form of Incentive Stock Options and Nonqualified Stock Options, subject to the terms of the Plan.

     1.2 EFFECTIVE DATE OF PLAN. The Plan is effective January 1, 1998, and no Option shall be granted pursuant to the Plan after January 1, 2008.

                                  ARTICLE II

                                  Definitions

     The capitalized words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

     2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.2 "ADMINISTRATOR" means (i) the Committee with respect to any Option granted to any Employee or (ii) the Board with respect to any Option granted to any Non-Employee Director.

     2.3 "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the Company.

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     2.4 "CHANGE OF CONTROL" means the happening of any of the following events:

        (i) the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or the Stock is converted into other securities, cash or other property in connection with such merger or consolidation;

        (ii) the Company is recapitalized in such a manner that shares of Stock are converted into or exchanged for other securities of the Company;

        (iii) the Company sells or otherwise disposes of substantially all its assets to another person, corporation or entity;

        (iv) over 30% of the then outstanding Stock is acquired by another corporation in exchange for stock (or stock and securities) of such corporation; or

        (v) over 30% of the then outstanding Stock is acquired in a single transaction or a series of related transactions.

     2.5  "CODE"  means the Internal Revenue Code of 1986, as amended.

     2.6 "COMMITTEE" means the Stock Option Committee of the Board of Directors or such other committee designated by the Board of Directors.

     2.7  "COMPANY"  means Kent Electronics Corporation, a Texas corporation.

     2.8 "EMPLOYEE" means any employee employed by the Company or any Affiliate.

     2.9 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.10 "FAIR MARKET VALUE" means, on a particular date or on the most recent prior date on which Stock was traded, the reported closing price per share of the Stock of the Company as reported by the New York Stock Exchange, Inc. or other principal exchange or market on which the Stock is traded; in the event the Stock of the Company is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

      2.11 "INCENTIVE OPTION" means an option granted under the Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

      2.11 "NON-EMPLOYEE DIRECTOR" means any director of the Company who is not an Employee.

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     2.12   "NONQUALIFIED OPTION"  means an option granted under the Plan other than an Incentive Option.

     2.13 "OPTION" means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.

     2.14 "OPTION AGREEMENT" means the written agreement provided for in connection with an Option setting forth the terms and conditions of the Option. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan.

     2.15 "OPTIONEE" means any Employee or Non-Employee Director who is granted an Option under the Plan.

     2.16 "PLAN" means the Kent Electronics Corporation Amended and Restated 1998 Stock Option Plan, as set out in this document and as it may be amended from time to time.

     2.17 "SECTION 16 REPORTING PERSON" means any person subject to the reporting requirements under Section 16 of the Exchange Act.

     2.18 "STOCK" means the voting common stock of the Company, without par value, or in the event that the outstanding shares of voting common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

     2.19 "10% SHAREHOLDER" means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

                                  ARTICLE III

                                  Eligibility

     All Employees shall be eligible to receive Options as determined by the Committee from time to time, and all Non-Employee Directors shall be eligible to receive Options as determined by the Board from time to time; provided, however, that at least a majority of the shares of Stock underlying Options granted under the Plan, during both the three-year period commencing on the date the Plan is adopted and the term of the Plan, shall be granted to Employees who are not
Section 16 Reporting Persons.

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                                  ARTICLE IV

                     General Provisions Relating to Options

     4.1 AUTHORITY TO GRANT OPTIONS. The Committee may grant Options to those Employees as it shall determine from time to time under the terms and conditions of the Plan, and the Board may grant Options to those Non-Employee Directors as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, (i) the amount of any Option and the number of shares of Stock to be covered by any Option to be granted to an Employee shall be as determined by the Committee and (ii) the amount of any Option and the number of shares of Stock to be covered by any Option to be granted to a Non-Employee director shall be as determined by the Board. Each Option shall be evidenced by an Option Agreement which shall set forth the terms and conditions of the Option. An Optionee who has received an Option in any year may receive an additional Option or Options in the same year or in subsequent years.

     4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 750,000 shares. The shares of Stock may be treasury shares or authorized but unissued shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

     In the event that any Option shall expire or terminate for any reason or any Option is surrendered, the shares of Stock allocable to that Option may again be subject to an Option under the Plan.

     4.3 NON-TRANSFERABILITY. Except as set forth below, the Options granted hereunder shall not be transferable by the Optionee otherwise than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Administrator may grant Options that are transferable, without payment of consideration, to immediate family members of the Optionee or to trusts or partnerships for such family members; the Administrator may also amend outstanding Options to provide for such transferability.

     4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, the Company shall not be required to issue any Stock unless the Administrator has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Administrator on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan

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pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Option to comply with any law or regulation of any governmental authority.

     4.5  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.  The existence of the
Plan and the Options granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

     In the event of any change in the outstanding shares of Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, liquidation, rights offering, share offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Administrator shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Option or the number of shares of Stock available for Options, such adjustment may be made by the Administrator and shall be final, conclusive and binding for all purposes of the Plan.

     4.6 TERMINATION OF EMPLOYMENT. Except as specifically provided herein, the Administrator shall set forth in the Option Agreement the status of any Option or shares of Stock underlying any Option upon the termination of the Employee's employment for any reason.

     4.7 ELECTION UNDER SECTION 83(b) OF THE CODE. No Optionee shall exercise the election permitted under Section 83(b) of the Code without written approval of the Administrator. Any Optionee doing so shall forfeit all Options issued to the Optionee under the Plan.

                                   ARTICLE V

                                    Options

     5.1 TYPE OF OPTION. The Administrator shall specify whether a given option shall constitute an Incentive Option or a Nonqualified Option.

     5.2 OPTION PRICE. The price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted or (b) the per share par value of the Stock on the date the Option is granted. The Administrator in its discretion may provide that the price per share at which

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shares of Stock may be purchased shall be more than 100% of Fair Market Value per share. In the case of any 10% Shareholder, the price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 110% of the Fair Market Value per share of Stock on the date the Incentive Option is granted or (b) the per share par value of the Stock on the date the Incentive Option is granted.

     The price per share at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted or (b) the per share par value of the Stock on the date the Option is granted. The Administrator in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share.

     5.3 DURATION OF OPTIONS. No Option shall be exercisable after the expiration of ten years from the date the Option is granted. In the case of a 10% Shareholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

     5.4 AMOUNT EXERCISABLE. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Administrator, in its discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

     5.5 EXERCISE OF OPTIONS. Subject to the tax withholding requirements set forth in Section 8.3 herein, Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised and the address to which the certificates representing shares of Stock issuable upon the exercise of such Option shall be mailed, together with: (a) cash, check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Option Price of the shares, (b) Stock at its Fair Market Value equal to the Option Price of the shares on the date of exercise, and/or (c) any other form of payment which is acceptable to the Administrator. In order to enable an Employee to have sufficient funds to pay the Option Price, the Administrator may, to the extent permitted by law, cause the Company to loan funds to the Optionee, to guarantee a loan by a third party to the Optionee or to take such other action as the Administrator deems appropriate. The Company and used for its corporate purposes. No fractional shares shall be issued under the Plan.

     Subject to the tax withholding requirements set forth in Section 8.3 herein, as promptly as practicable after receipt of written notification and payment, the Company or a stock transfer agent of the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name. If shares of Stock are used in

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payment, the Fair Market Value of the shares of Stock tendered must be less than the Option Price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

     Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by the Company or a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

     5.6 SUBSTITUTION OPTIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees or non-employee directors of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Administrator, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

     5.7 NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate is issued for the Stock.

     5.8 CHANGE IN CONTROL. On a date at least 30 days prior to the effective date of a Change in Control, any limitations as to the amount exercisable each year may be modified at the discretion of the Administrator so that all Options from and after such date shall, if the Administrator in its discretion so determines, be exercisable in full. In addition, with respect to any event described in clauses (i) through (v) of the definition of Change in Control, either (a) after the effective date of such Change in Control, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Stock, shares of such stock or other securities of the Company or the surviving or acquiring corporation or such other property at the same rate per share as the holders of shares of Stock received pursuant to the Change in Control, or (b) all outstanding Options may be canceled by the Board as of the effective date of the Change in Control, provided that notice of such cancellation shall be given to each holder of an Option and each holder of an Option shall have the right to exercise such Options in full (without regard to any limitations that

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might be set forth in the Option Agreement) during a 30-day period preceding the effective date of the Change in Control.

                                  ARTICLE VI

                                 Administration

     The Plan shall be administered by the Committee with respect to any Option granted to any Employee, and the Plan shall be administered by the Board with respect to any Option granted to any Non-Employee Director. All questions of interpretation and application of the Plan and Options granted thereunder shall be subject to the determination of the Committee or the Board, as appropriate.
A majority of the members of the Committee or the Board, as appropriate, shall constitute a quorum. All determinations of the Committee or the Board, as appropriate, shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee or the Board, as appropriate, shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

          (a) determine the Employees or Non-Employee Directors to whom and the time or times at which Options will be made,

          (b) determine the number of shares and the purchase price of Stock or dollar amount of cash covered in each Option, subject to the terms of the Plan,

          (c) determine the terms, provisions and conditions of each Option, which need not be identical,

          (d) define the effect, if any, on an Option of the death, disability, retirement, or termination of employment of the Employee,

          (e) define the effect, if any, on an Option of the death, disability, or resignation or removal from the Board of a Non-Employee Director,

          (f) proscribe, amend and rescind rules and regulations relating to administration of the Plan, and

          (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

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     The actions of the Committee or the Board, as appropriate,  in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties

                                  ARTICLE VII

                        Amendment or Termination of Plan

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the Option price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

                                 ARTICLE VIII

                                 Miscellaneous

     8.1 NO ESTABLISHMENT OF A TRUST FUND. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Optionee under the Plan. All Optionees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.

     8.2 NO EMPLOYMENT OBLIGATION. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Employee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

     8.3 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee (or other person exercising the Option) to pay the sum directly to the employer corporation. If the Optionee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered on the date of exercise. The Company shall have no obligation upon exercise of any Option until payment has been

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received, unless withholding as of or prior to the date of exercise of Stock is sufficient to cover all sums due with respect to that exercise of Stock. The Company and its Affiliates shall not be obligated to advise an Optionee of the existence of the tax or the amount which the employer corporation will be required to withhold.

     8.4 FORFEITURE FOR DISHONESTY. Notwithstanding anything to the contrary in the Plan, if the Administrator finds, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his employment by or directorship with the Company which damaged the Company or an Affiliate, or for disclosing trade secrets of the Company or an Affiliate, the Optionee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates. The decision of the Administrator shall be final. No decision of the Administrator, however, shall affect the finality of the discharge of such Optionee by the Company in any manner.

     8.5 INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company to the fullest extent allowed under the Texas Business Corporation Act.

     8.6 GENDER. If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.

     8.7 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

     8.8 OTHER COMPENSATION PLANS. The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for Employees or Non-Employee Directors.

     8.9 OTHER OPTIONS. The grant of an Option shall not confer upon the Optionee the right to receive any future or other Options under the Plan, whether or not Options may be granted to similarly situated Optionees, or the right to receive future Options upon the same terms or conditions as previously granted.

     8.10 GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.

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